Exhibit 10.7

April 17, 2008	PERSONAL AND CONFIDENTIAL

Mr. Steve Kozachok

1216 Bayard Ave.

St. Paul, MN 55116

Dear Steve:

I am delighted to offer you the position of Sr. Vice President, Secretary and General Counsel with Secure Computing Corporation. This position reports to me and is located in our St. Paul, Minnesota office. The terms of the offer are:

•	Base Salary: $250,000 annually.

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Cash Incentive Bonus Eligibility: You will be eligible for an incentive bonus with an annual target of 65% of base salary. This incentive bonus know as the Management Incentive Plan (MIP), is calculated and paid quarterly, and will be based upon the relative attainment of corporate goals – 25% (e.g., corporate projects and initiatives) and revenue goals – 75%.

For the remainder of 2008, the MIP bonus will be paid to you at target, prorated based upon your start date. If MIP plan accelerators are warranted, they will apply to the calculation of your bonus payout.

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Restricted Stock: You will receive a restricted stock award for 65,000 shares. Based upon your hire date, your restricted stock award will be granted on either the 10th day or the 25th day of the month. Should the 10th or the 25th fall on a day when the markets are closed, the grant date will be on the last trading day preceding the 10th or the 25th. The vesting schedule for the RSA grant is twenty-five percent (25%) of the total number of shares vest one year after the grant date. Thereafter, the remaining seventy-five percent (75%) vest quarterly, so that all shares will be fully vested after four (4) years.

•	Benefits: You will be eligible for the standard employee benefits package offered to Secure Computing US-based employees.

•	Annual Vacation: You will be eligible for 20 days of vacation annually.

•	Severance: If your position with Secure is terminated for a reason other than for cause, the severance provisions as noted in section 1(b)(ii) of your employment agreement shall apply.

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Change In Control - If the Company experiences a change in control, you would be eligible for the provisions contained within the Secure Computing Change in Control Plan. A copy of this plan will be provided to you following acceptance of our offer. If you have prior questions about the intent, design or value of benefits provided in this plan, please contact Paul Hawes.

•	Start Date: May 5, 2008

This offer of employment is contingent upon you agreeing to the conditions specified in the attached Employment Agreement.

Steve, I am personally very enthusiastic about the knowledge, experience and leadership you will bring to the Secure Computing team. I believe this opportunity represents a chance for you to further develop professionally in the exciting and rewarding Secure Computing environment. If you have any questions, please contact me at 408.979.6133.

Very truly yours,

/s/ John E. McNulty
John E. McNulty Chairman and Chief Executive Officer

Agreed to and accepted by:

/s/ Steve Kozachok	April 20, ‘08
Signature & Date

SECURE COMPUTING CORPORATION

EMPLOYMENT, CONFIDENTIAL INFORMATION,

AND ARBITRATION AGREEMENT

As a condition of my employment with SECURE COMPUTING CORPORATION, its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1. At-Will Employment/Termination of Employment.

(a) I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR ME, WITH OR WITHOUT NOTICE.

(b) The Company shall have the right, on written notice to you,

(i)	to terminate your employment immediately at any time for cause, or

(ii)	to terminate your employment at any time without cause provided the Company shall be obligated in either case to pay to you as severance an amount equal to six (6) month’s base salary less applicable taxes and other required withholding and any amount you may owe to the Company, payable in full immediately upon such termination. Such severance payment shall be contingent upon you signing a Separation and Release Agreement in a form satisfactory to the Company which assures, among other things, that you will not commence any type of litigation or other claims as a result of the termination. If your position is terminated during your first full year of employment your severance pay shall be until your first year stock vesting date or six (6) months, whichever is greater. Your severance shall include continuation of stock vesting and benefits.

If the company experiences a change in control, you will be eligible for the provisions contained within the Secure Computing Change In Control Plan.

(c) For purposes of this Section, you may be terminated for cause if, in the reasonable determination of the Company’s Chief Executive Officer (CEO), you are convicted of any felony or of any crime involving moral turpitude, or participate in fraud against the Company, or intentionally damage any property of the Company, or wrongfully disclose any trade secrets or other confidential information of the Company to any of its competitors, or materially breach Section 2 (Confidential Information) of this Agreement.

2. Confidential Information.

(a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use or disclose, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Chief Executive Officer of the Company, any Confidential Information of the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering data, hardware configuration information, marketing, financial or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

(b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer,

Rev. 8/07	Exec. Employment Agmt

person or entity unless consented to in writing by such employer, person or entity.

(c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

4. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit A.

5. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

6. Non-solicitation.

(a) Non-solicitation of Employees. To the full extent permitted by law, for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, I shall not, by myself or in collaboration with others, either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or any other person or entity.

(b) Non-solicitation of Business. To the full extent permitted by law, for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, I will not divert or attempt to divert from the Company any business the Company had enjoyed or solicited from its customers or potential customers during the twelve (12) months prior to my termination of employment.

7. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

8. Arbitration and Equitable Relief.

(a) Arbitration. EXCEPT AS PROVIDED IN SECTION 8(b) BELOW, I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN RAMSEY COUNTY, MINNESOTA, IN ACCORDANCE WITH THE EMPLOYMENT DISPUTE RESOLUTION RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 8(b) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

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i. ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

ii. ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT;

iii. ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

(b) Equitable Remedies. I AGREE THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY’S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS 2 AND 4 HEREIN. ACCORDINGLY, I AGREE THAT IF I BREACH ANY OF SUCH SECTIONS, THE COMPANY WILL HAVE AVAILABLE, IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. I FURTHER AGREE THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND I HEREBY CONSENT TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

(c) Consideration. I UNDERSTAND THAT EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR OTHER PARTY’S LIKE PROMISE. I FURTHER UNDERSTAND THAT I AM OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.

9. General Provisions.

(a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Minnesota. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Minnesota for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date: 4-20-08

/s/ Steve Kozachok
Signature

Steve Kozachok
Name of Employee (typed or printed)

Witness:	/s/ Paul Hawes

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Exhibit A

SECURE COMPUTING CORPORATION

TERMINATION CERTIFICATION

In accordance with my Employment Agreement, I hereby certify to the following:

I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to SECURE COMPUTING CORPORATION, its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I have complied with all the terms of the Company’s Employment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

In compliance with the Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not directly or indirectly through others, solicit, induce, recruit or encourage any of the Company’s employees to leave their employment or engage in any behavior that is in violation of my ongoing responsibilities under my Employment Agreement.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

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